EXHIBIT 23.2







               Consent Of Independent Certified Public Accountants


     We have issued our report dated March 5, 1999, accompanying the consolidated financial statements of Tanner's Restaurant Group, Inc. (formerly Harvest Restaurant Group, Inc.) contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                                    /s/ Porter Keadle Moore, LLP







Atlanta, Georgia
September 7, 1999